                                                                     Exhibit 3.1


================================================================================


                       THE GOODYEAR TIRE & RUBBER COMPANY



                                   ----------



                               CODE OF REGULATIONS



                                   ----------



                            ADOPTED NOVEMBER 22, 1955
                            AS AMENDED APRIL 5, 1965,
                          APRIL 7, 1980, APRIL 6, 1981,
                         APRIL 13, 1987 AND MAY 7, 2003



================================================================================

                               CODE OF REGULATIONS

                                    ARTICLE I
                                  SHAREHOLDERS

       SECTION 1. Annual Meeting. The annual meeting of shareholders of the Company for the election of directors, the consideration of reports to be laid before such meeting, and the transaction of such other business as may properly be brought before such meeting, shall be held at the principal office of the Company in Akron, Ohio, at ten o'clock a.m., or at such other time as may be designated by the Board of Directors, by the Chairman of the Board, or by the President and specified in the notice of the meeting, on the first Monday of April in each year, unless the Board of Directors by a resolution adopted on or before the first day of March of any year, shall fix a different date, which date may be any day, other than a Sunday or a legal holiday, during the period beginning April 1 and ending April 15 of such year, in which event the meeting shall be held on the date set by such resolution.

       SECTION 2. Special Meetings. Special meetings of the shareholders of the Company may be held on any business day, when called by the Chairman of the Board, or by the President, or by a Vice President, or by the Board acting at a meeting, or by a majority of the directors acting without a meeting, or by the persons who hold twenty-five percent of all shares outstanding and entitled to vote thereat. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven or more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within thirty days after the delivery or mailing of such request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations, or cause such notice to be given by any designated representative. Each special meeting shall be called to convene between nine o'clock a.m. and four o'clock p.m. and shall be held at the principal office of the Company in Akron, Ohio, unless the same is called by the directors, acting with or without a meeting, in which case such meeting may be held at any place either within or without the State of Ohio designated by the directors and specified in the notice of such meeting.

       SECTION 3. Notice of Meetings. Not less than seven or more than sixty days before the date fixed for a meeting of shareholders, written notice stating the time, place, and purposes of such meeting shall be given by or at the direction of the Secretary or an Assistant Secretary or any other person or persons required or permitted by these Regulations to give such notice. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date therefor is duly fixed, of record as of said date; if mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Company. Notice of the time, place, and purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of the meeting.

       SECTION 4. Quorum; Adjournment. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders the holders of shares entitling them to exercise a majority of the voting power of the Company present in person or by proxy shall constitute a quorum for such meeting; provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by a designated proportion of the shares of the Company may be authorized or taken by a lesser proportion; and provided, further, that the holders of a majority of the voting shares represented thereat, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of such adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

       SECTION 5. Proxies. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. The person appointed as proxy need not be a shareholder.

       SECTION 6. Approval and Ratification of Acts of Officers and Board. Except as otherwise provided by the Articles of Incorporation or by law, any contract, act, or transaction, prospective or past, of the Company, or of the Board, or of the officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by the written consent, with or without a meeting, of the holders of shares entitling them to exercise a majority of the voting power of the Company, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Company.

                                   ARTICLE II
                               BOARD OF DIRECTORS

       Section 1. Number and Classification; Authority. The Board of Directors shall be composed of eleven members and shall be divided into three classes (Class I, Class II and Class III), each class to consist of four directors unless the number of members of the Board of Directors or of any class is changed by action of the shareholders taken in accordance with the laws of the State of Ohio, the Articles of Incorporation and these Regulations or by a resolution adopted by the affirmative vote of a majority of the directors then in office. The directors may, from time to time, increase or decrease the number of directors, provided that the directors shall not increase the number of directors to more than fifteen persons or decrease the number of directors to less than nine persons and, provided further, that the directors shall not decrease the number of directors in any class to fewer than three persons. Any director's office that is created by an increase in the number of directors pursuant to action taken by the Board of Directors may be filled by the vote of a majority of the directors then in office. In the event of any increase in the number of directors of any class, any additional director elected to such class shall hold office for a term which shall coincide with the unexpired term of such class. No reduction in the number of directors by action taken by the shareholders or the directors shall, of itself, shorten the term or result in the removal of any incumbent director. Except where the law, the Articles of Incorporation or these Regulations require action to be authorized or taken by the shareholders, all of the authority of the Company shall be exercised by the directors.

       SECTION 2. Election of Directors; Term of Office. At each annual meeting of shareholders, or at a special meeting called for the purpose of electing directors, each successor to the directors of the class whose term shall expire in that year shall be elected for a term of three years and shall hold office until the third annual meeting of shareholders following his or her election as a director and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office or death. At a meeting of shareholders at which directors of any class are to be elected, only persons nominated as candidates shall be eligible for election as directors and the candidates receiving the greatest number of votes shall be elected. A separate election shall be held for each class of directors at any meeting of shareholders at which a member of more than one class of directors is being elected. Directors elected at the first election for Class I directors shall hold office for a term of three years; directors elected at the first election for Class II directors shall hold office for a term of two years; and directors elected at the first election for Class III directors shall hold office for a term of one year; and in each instance such directors shall hold office until their successors are elected and qualified.

       SECTION 3. Vacancies; Resignations; Removal of Directors. In the event of the occurrence of any vacancy or vacancies in the Board, however caused, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any such vacancy for the unexpired term of the class in which such vacancy occurred. Any director may resign at any time by oral statement to that effect made at a meeting of the Board or in a writing to that effect delivered to the Secretary, such resignation to take effect immediately or at such other time as the director may specify. All the directors, or all the directors of a particular class, or any individual director, may be removed from office by the vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Company entitled to vote to elect directors in place of the director or directors to be removed, provided that unless all the directors, or all the directors of a particular class, are removed, no individual director shall be removed if the votes of a sufficient number of shares are cast against such director's removal which, if cumulatively voted at an election of all the directors, or all of the directors of a particular class, as the case may be, would be sufficient to elect at least one director; provided further, that, if shareholders do not have the right to vote cumulatively under the law of Ohio or the Articles of Incorporation, such directors, class of directors or individual director may be removed from office by the vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Company entitled to vote to elect directors in place of the director or directors to be removed. In the event of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director so removed from office shall be deemed to create a vacancy in the Board of Directors. Notwithstanding Article X of these Regulations, the provisions of this Section 3 of Article II may be amended, repealed or supplemented only by the shareholders at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Company on such proposal.

       SECTION 4. Meetings. Immediately after each annual meeting of the shareholders, the newly elected directors shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. Other meetings of the Board may be held at any time within or without the State of Ohio in accordance with the bylaws, resolutions, or other action by the Board. Unless otherwise expressly stated in the notice thereof, any business may be transacted at any meeting of the Board.

       SECTION 5. Quorum; Adjournment. A quorum of the Board shall consist of a majority of the directors then in office; provided that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn such meeting from time to time; if any meeting is adjourned, notice of adjournment need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in these Regulations otherwise expressly provided.

       SECTION 6. Committees. The Board may from time to time create or appoint an Executive Committee, a Finance Committee, a combined Executive and Finance Committee, and any other committee or committees deemed advisable by the Board for the proper transaction of the Company's business. Any such committee shall be composed of not less than three directors (not less than five directors in the case of an Executive and Finance Committee), each of whom shall serve at the pleasure of, and be subject at all times to the control and direction of, the Board. Any such committee shall act only in the intervals between meetings of the Board and shall have such authority as adheres to the committee by virtue of the provisions of this section or as may, from time to time, be delegated by the Board, except that no committee shall have authority to fill vacancies in the Board or in any committee of the Board. Subject to the aforesaid exceptions, and in the absence of express delegation of authority by the Board, the Executive Committee may transact all business and do and perform all things which may or might be transacted or done by the Board, the Finance Committee shall have the authority usually and ordinarily possessed by finance committees, and the combined Executive and Finance Committee shall have the aforesaid authority of the Executive Committee and of the Finance Committee. Subject to the aforesaid exceptions with respect to the filling of vacancies in the Board or in any committee, any person dealing with the Company shall be entitled to rely upon any act of, or authorization of any act by, such committees, to the same extent as an act or authorization of the Board. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the directors. Unless otherwise ordered by the Board, any such committee may prescribe its own rules for calling and holding meetings, and for its own method of procedure, and may act by a majority of its members at a meeting or without a meeting by a writing or writings signed by all of its members. The directors may appoint one or more alternate members of any such committee to take the place of any absent member or members at any meeting of such committee and, if permitted by law, to join in any action of such committee authorized or taken without a meeting; each such alternate shall serve at the pleasure of, and be subject at all times to the control and direction of, the Board.

       SECTION 7. Bylaws. The Board may adopt bylaws for its own government, not inconsistent with the Articles of Incorporation or these Regulations.

                                   ARTICLE III
                                    OFFICERS

       SECTION 1. Election and Designation of Officers. The Board, at its organization meeting, may elect a Chairman of the Board and shall elect a President, a Secretary, a Treasurer, and, in its discretion, at any meeting of the Board, may elect one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Comptroller, one or more Assistant Comptrollers, and such other officers as the Board may deem necessary. The Chairman of the Board and the President shall be directors, but no one of the other officers need be a director. Any two or more of such offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged, or verified by two or more officers.

       SECTION 2. Term of Office; Vacancies. The officers of the Company shall hold office until the next organization meeting of the Board and until their successors are elected, except in case of resignation, death, or removal. The Board may remove any officer at any time with or without cause by a two-thirds vote of the members of the Board then in office. Any vacancy in any office may be filled by the Board.

       SECTION 3. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of shareholders and of the Board and shall have such authority and perform such duties as the Board may determine.

       SECTION 4. President. Except for meetings at which the Chairman of the Board, if any, presides in accordance with the preceding Section, the President shall preside at all meetings of shareholders and of the Board. Subject to directions of the Board, he shall have general executive supervision over the property, business, and affairs of the Company.

       SECTION 5. Vice Presidents. In case of the absence or disability of the President, or when circumstances prevent the President from acting, the Vice Presidents of the Company shall perform all the duties and possess all the authority of the President, and shall have priority in the performance of such duties and exercise of such authority in the order of their election by the Board.

       SECTION 6. Secretary. The Secretary shall keep the minutes of meetings of the shareholders and of the Board. He shall keep such books as may be required by the Board, and shall give notices of shareholders' meetings and of Board meetings required by law, or by these Regulations, or otherwise.

       SECTION 7. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations, and similar property belonging to the Company, and shall do with the same as may be ordered by the Board. He shall keep accurate financial accounts and hold the same open for the inspection and examination of the directors.

       SECTION 8. Comptroller. The Comptroller shall exercise a general check upon the disbursement of funds of the Company and shall have general charge and supervision of the preparation of financial reports.

       SECTION 9. Other Officers. The Assistant Secretaries, Assistant Treasurers, and Assistant Comptrollers, if any, in addition to such authority and duties as the Board may determine, shall have such authority and perform such duties as may be directed by their respective principal officers.

       SECTION 10. Authority and Duties. The officers shall have such authority and perform such duties, in addition to those specifically set forth in these Regulations, as the Board may determine. The Board is authorized to delegate the duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

                                   ARTICLE IV
                                  COMPENSATION

       The Board, by the affirmative vote of a majority of the directors in office, and irrespective of any personal interest of any of them, shall have authority to establish reasonable compensation, which may include pension, disability and death benefits, for services to the Company by directors and officers, or to delegate such authority to one or more officers or directors.

                                    ARTICLE V
                                 INDEMNIFICATION

       The Company shall indemnify each person who is or was director, officer or employee of the Company, or of any other corporation which he served as such at the request of the Company, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, action, suit, or proceeding (whether brought by or in the right of the Company or such other corporation or otherwise), civil or criminal, or in connection with an appeal relating thereto, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer, or employee of the Company or of such other corporation, or by reason of any past or future action taken or not taken in his capacity as such director, officer, or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided such person acted, in good faith, in what he reasonably believed to be the best interests of the Company or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. As used in this Article, the terms "liability" and "expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against, and amounts paid in settlement by, a director, officer, or employee, other than amounts paid to the Company itself or to such other corporation served at the Company's request. The termination of any claim, action, suit, or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer, or employee did not meet the standards of conduct set forth in the first sentence of this Article. Any such director, officer, or employee referred to in this Article who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit, or proceeding of the character described herein shall be entitled to indemnification as of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made at the discretion of the Company, but only if (1) the Board, acting by a quorum consisting of directors who are not parties to (or who have been wholly successful with respect to) such claim, action, suit, or proceeding, shall find that the director, officer, or employee has met the standards of conduct set forth in the first sentence of this Article, or (2) independent legal counsel (who may be the regular counsel of the Company) shall deliver to it their written advice that, in their opinion, such director, officer, or employee has met such standards. Expense incurred with respect to any such claim, action, suit, or proceeding may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it shall ultimately be determined that he is entitled to indemnification under this Article. The rights of indemnification provided in this Article shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors, and administrators of any such person.

                                   ARTICLE VI
                                  RECORD DATES

       For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to:
         (1) receive notice of or to vote at a meeting of shareholders,
         (2) receive payment of any dividend or distribution,
         (3) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto, or
         (4) participate in the execution of written consents, waivers, or releases, the Board may fix a record date which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (1),
(2), and (3) above, shall not be more than sixty days preceding the date of the meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be. The record date for the purpose of the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of shareholders shall continue to be the record date for all adjournments of such meeting, unless the Board or the persons who shall have fixed the original record date shall, subject to the limitations set forth in this Article, fix another date, and in case a new record date is so fixed, notice thereof and of the date to which the meeting shall have been adjourned shall be given to shareholders of record as of such date in accordance with the same requirements as those applying to a meeting newly called. The Board may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of shareholders and the period ending with the date, if any, to which adjourned.


                                   ARTICLE VII
                             EXECUTION OF DOCUMENTS

       Except as otherwise provided in these Regulations, or by specific or general resolutions of the Board, all documents evidencing conveyances by or contracts or other obligations of the Company shall be signed by the Chairman of the Board, if any, the President, or a Vice President, and attested by the Secretary or an Assistant Secretary.


                                  ARTICLE VIII
                             CERTIFICATES FOR SHARES

       SECTION 1. Form of Certificates and Signatures. Each holder of shares is entitled to one or more certificates, signed by the Chairman of the Board or the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Company, which shall certify the number and class of shares held by him in the Company, but no certificate for shares shall be executed or delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Company may be facsimile, engraved, stamped, or printed. Although any officer of the Company whose manual or facsimile signature is affixed to such a certificate so countersigned ceases to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

       SECTION 2. Transfer of Shares. Shares of the Company shall be transferable upon the books of the Company by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Company or its agents may reasonably require.

       SECTION 3. Lost, Stolen, or Destroyed Certificates. The Company may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed, and the Board may, in its discretion, require the owner, or his legal representatives, to give the Company a bond containing such terms as the Board may require to protect the Company or any person injured by the execution and delivery of a new certificate.

       SECTION 4. Transfer Agents and Registrars. The Board may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them. The Board shall have authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the Company.

                                   ARTICLE IX
                    AUTHORITY TO TRANSFER AND VOTE SECURITIES

       The Chairman of the Board, the President, and a Vice President of the Company are each authorized to sign the name of the Company and to perform all acts necessary to effect a transfer of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, and other securities of another corporation owned by the Company and to issue the necessary powers of attorney for the same; and each such officer is authorized, on behalf of the Company, to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers, and releases with respect thereto, or to cause any such action to be taken.

                                    ARTICLE X
                                   AMENDMENTS

       The Regulations of the Company may be amended or new Regulations may be adopted by the shareholders, at a meeting held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Company on such proposal or, without a meeting, by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal.